Exhibit 10(w)

                   FIRST AMENDMENT TO STEAM PURCHASE CONTRACT
                   ------------------------------------------

           FIRST AMENDMENT TO STEAM PURCHASE CONTRACT dated as of August 1, 1991 (the "First Amendment"), to the Steam Purchase Contract (the "Steam Purchase Contract") dated as of November 30, 1984, by and between GUILFORD MILLS, Inc., a Delaware corporation ("Buyer"), and COGENTRIX OF NORTH CAROLINA, INC., a North Carolina corporation and the successor by merger to Cogentrix Carolina Leasing Corporation ("Cogentrix"). Terms used herein which are not defined are used as defined in the Steam Purchase Contract.

                               W I T N E S E T H:
                               ------------------

           WHEREAS, the Buyer and Cogentrix have agreed to revise the pricing formula for steam purchased by the Buyer from Cogentrix at the Buyer's Plant.

           NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Cogentrix hereby agree as follows:

           1. Amendments to Steam Purchase Contract. (a) The Steam Purchase Contract is hereby amended by adding an additional clause (iii) in Section 5(a) thereof which clause reads as follows:

                     (iii) Cogentrix and the Buyer agree to work together in good faith to explore means by which the Buyer's steam cost can be minimized without jeopardizing the revenues of the Cogeneration Facility. Each of Cogentrix and the Buyer further agrees to use best efforts to develop a plan no later than August 1, 1992 to achieve this goal.

           (b) The Steam Purchase Contract is hereby amended by deleting Section 5(b) in its entirety and substituting the following therefor:

                     (b) For the period beginning August 1, 1991 and continuing through July 31, 1992, the price for low pressure steam shall be $5.20 per thousand pounds. For the period beginning August 1, 1992 and continuing through July 31, 1993, the price for low pressure steam shall be $5.40 per thousand pounds. For the period beginning August 1, 1991 and continuing through July 31, 1992, the price for high pressure steam shall be $4.24 per MMBTU. For the period beginning August 1, 1992 and continuing through July 31, 1993, the price for high pressure steam shall be $4.41 per MMBTU. Commencing on August 1, 1993, and on the first day of each Term Year thereafter, new purchase rates for steam and BTU's shall be computed based on the percentage increase, if any, in the Delivered Cost of Coal (as hereinafter defined) from August 1, 1985. The new purchase rates for steam and BTU's shall be computed by multiplying, in the case of Paragraph 5(a)(i) above, $5.10 per thousand pounds, and, in the case of Paragraph 5(a)(ii) above, the rate set forth therein, whichever is applicable (the "Base Rate") times a fraction, the numerator of which shall be the Delivered Cost of Coal in effect on the first day of the Term Year for which such calculation is being made and the denominator of which shall be the Delivered Cost of Coal on August 1, 1985. As used herein, the "Delivered Cost of Coal" shall refer to the total price per ton paid by Cogentrix to purchase coal including the transportation cost per ton for delivery to the Cogeneration Facility. In no event shall such purchase prices be less than either of the Base Rates.

           2. Full Force and Effect. Except as modified hereby, the Steam Purchase Contract has not been amended or modified and is and shall remain in full force and affect.

           3. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Steam Purchase Contract.

           4. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

           5. Governing law. This First Amendment and the Steam Purchase Contract, as amended hereby, shall be deemed to be contracts made under and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

           IN WITNESS WHEREOF, the undersigned have each caused this First Amendment to be duly executed by the duly authorized officers and their corporate seal to be here unto affixed and attached, all as of the year and day first above written.

                                             GUILFORD MILLS, INC.


                                             By: /s/ George T. Stansell
                                                 -------------------------------
                                             Title: Vice President
                                                    ----------------------------


ATTEST:


By: /s/ William C. Ray
    ---------------------------------
Title: Vice President and Secretary
       ------------------------------
          [Corporate Seal]
                                             COGENTRIX OF NORTH CAROLINA, INC.


                                             By: /s/ T. Randolph Perkins
                                                 -------------------------------
                                             Title: Senior Vice President
                                                    ----------------------------

ATTEST:


By: /s/ Lori T. Hladik
    --------------------------
Title: Assistant Secretary
       -----------------------
          [Corporate Seal]





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